NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Second Quarter 2014 Results

ROSEMEAD, Calif., July 31, 2014 - Edison International (NYSE: EIX) today reported second quarter 2014 net income on a GAAP basis of $536 million, or $1.64 per share, compared to losses of $94 million, or $0.29 per share, in the second quarter of 2013. On an adjusted basis, Edison International’s second quarter 2014 core earnings were $352 million, or $1.08 per share, compared to $259 million, or $0.79 per share, in the second quarter of 2013.

Southern California Edison’s (SCE) second quarter 2014 core earnings increased $88 million, or $0.27 per share, primarily due to higher authorized revenues from rate base growth, income tax benefits, and other income. Edison International Parent and Other’s second quarter core losses decreased $5 million primarily due to consolidated state income tax benefits.

Second quarter 2014 core earnings exclude income of $184 million, or $0.56 per share, from discontinued operations. Second quarter 2013 core earnings exclude a charge of $365 million, or $1.12 per share, related to the shut down of SCE's San Onofre Nuclear Generating Station (SONGS), and $12 million, or $0.04 per share, of income from discontinued operations.

“Edison International continues to deliver strong earnings growth from investing in our core wires business infrastructure, managing our costs, and benefiting from favorable tax items," said Ted Craver, chairman and chief executive officer of Edison International. "Based on our year-to-date results, we expect full-year earnings to be well above the high end of our core earnings guidance range. We are not providing new earnings guidance at this time, but may consider adjusting guidance when third quarter results are reported."
Year-to-Date Earnings

For the six months ended June 30, 2014, Edison International reported net income on a GAAP basis of $712 million, or $2.18 per share, compared to $176 million, or $0.54 per share, during the same period in 2013. On an adjusted basis, Edison International’s core earnings were $646 million, or $1.98 per share, compared to $510 million, or $1.57 per share, in the year-to-date period in 2013.

SCE’s core earnings for the six months ended June 30, 2014 increased $136 million, or $0.41 per share, from the six months ended June 30, 2013, primarily due to higher authorized revenues from rate base growth, income tax benefits, lower operation and maintenance expenses and other income. Edison International Parent and Other’s core losses for the six month periods ended June 30, 2014, and 2013, were comparable with tax benefits related to consolidated state income taxes offset by higher corporate and new business expenses.

Year-to-date 2014 core earnings exclude charges of $96 million, or $0.29 per share, related to SCE’s settlement agreement for SONGS and $162 million, or $0.49 per share, of income from discontinued operations. Year-to-date 2013 core earnings exclude the $365 million, or $1.12 per share, SONGS charge, $7 million, or $0.02 per share, of earnings from tax benefits related to a sale of a lease investment in 2012, and $24 million, or $0.07 per share, of income from discontinued operations.

-more-

Edison International Reports Second Quarter 2014 Financial Results

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic earnings.

2014 Earnings Guidance

Based on the company’s year-to-date results, full-year earnings are expected to be above the high end of the guidance range due to several items not included in guidance. The company may consider adjusting guidance when third quarter results are reported. See the risk disclosure statement in the Appendix and the presentation accompanying the company’s conference call for further information.

Reconciliation of 2014 Core Earnings Guidance to Basic Earnings Guidance

2014 Earnings Guidance
as of 4/29/14
Low Mid High
SCE                             $3.85
EIX Parent & Other                     (0.15)
EIX Core EPS $3.60     $3.70 $3.80
Non-core Items     (0.36)
EIX Basic EPS $3.24 $3.34 $3.44

Note: Excludes $0.23 per share in core items recorded year-to-date but not in guidance, and $0.56 per share in non-core discontinued operations earnings recorded in the second quarter 2014 results but not in guidance.

About Edison International

Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power and an investor in energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities.
-###-

Edison International Reports Second Quarter 2014 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to net income, basic EPS, core earnings, or core EPS also applies to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Risk Disclosure Statement

Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports and presentations filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

Reminder: Edison International Will Hold a Conference Call Today

When:    Thursday, July 31, 2014, 2:00 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-491-2936 (US) and 1-203-369-1724 (Int’l) - Passcode: 326512
Telephone replay available through August 9, 2014
Webcast:     www.edisoninvestor.com

Edison International Reports Second Quarter 2014 Financial Results

Second Quarter Reconciliation of
Core Earnings Per Share to Basic Earnings Per Share

	Three months ended June 30,			Six months ended June 30,
(in millions)	2014	2013	Change	2014	2013	Change
Earnings (loss) attributable to Edison International
Continuing operations
SCE	$1.11	$(0.28)	$1.39	$1.75	$0.51	$1.24
Edison International Parent and Other	(0.03)	(0.05)	0.02	(0.06)	(0.04)	(0.02)
Discontinued operations	0.56	0.04	0.52	0.49	0.07	0.42
Edison International	1.64	(0.29)	1.93	2.18	0.54	1.64
Less: Non-core items
SCE	—	(1.12)	1.12	(0.29)	(1.12)	0.83
Edison International Parent and Other	—	—	—	—	0.02	(0.02)
Discontinued operations	0.56	0.04	0.52	0.49	0.07	0.42
Total non-core items	0.56	(1.08)	1.64	0.20	(1.03)	1.23
Core earnings (losses)
SCE	1.11	0.84	0.27	2.04	1.63	0.41
Edison International Parent and Other	(0.03)	(0.05)	0.02	(0.06)	(0.06)	—
Edison International	$1.08	$0.79	$0.29	$1.98	$1.57	$0.41
Note: Diluted earnings were $1.63 and $(0.29) per share for the three months ended June 30, 2014 and 2013, respectively, and $2.17 and $0.54 per share for the six months ended June 30, 2014 and 2013, respectively.
Second Quarter Reconciliation of
Core Earnings to Basic Earnings (in millions)

	Three months ended June 30,			Six months ended June 30,
(in millions)	2014	2013	Change	2014	2013	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$362	$(91)	$453	$570	$165	$405
Edison International Parent and Other	(10)	(15)	5	(20)	(13)	(7)
Discontinued operations	184	12	172	162	24	138
Edison International	536	(94)	630	712	176	536
Less: Non-core items
SCE	—	(365)	365	(96)	(365)	269
Edison International Parent and Other	—	—	—	—	7	(7)
Discontinued operations	184	12	172	162	24	138
Total non-core items	184	(353)	537	66	(334)	400
Core earnings (losses)
SCE	362	274	88	666	530	136
Edison International Parent and Other	(10)	(15)	5	(20)	(20)	—
Edison International	$352	$259	$93	$646	$510	$136

Edison International Reports Second Quarter 2014 Financial Results

Consolidated Statements of Income		Edison International

	Three months ended June 30,		Six months ended June 30,
(in millions, except per-share amounts, unaudited)	2014	2013	2014	2013
Operating revenue	$3,016	$3,046	$5,943	$5,678
Fuel	71	81	143	154
Purchased power	1,168	1,076	2,239	1,855
Operation and maintenance	788	967	1,600	1,840
Depreciation, decommissioning and amortization	414	418	824	832
Impairment and other charges	—	575	231	575
Total operating expenses	2,441	3,117	5,037	5,256
Operating income (loss)	575	(71)	906	422
Interest and other income	46	34	69	63
Interest expense	(139)	(133)	(281)	(265)
Other expenses	(16)	(14)	(23)	(21)
Income (loss) from continuing operations before income taxes	466	(184)	671	199
Income tax expense (benefit)	84	(102)	65	(4)
Income (loss) from continuing operations	382	(82)	606	203
Income from discontinued operations, net of tax	184	12	162	24
Net income (loss)	566	(70)	768	227
Preferred and preference stock dividend requirements of utility	30	24	56	51
Net income (loss) attributable to Edison International common shareholders	$536	$(94)	$712	$176
Amounts attributable to Edison International common shareholders:
Income (loss) from continuing operations, net of tax	$352	$(106)	$550	$152
Income from discontinued operations, net of tax	184	12	162	24
Net income (loss) attributable to Edison International common shareholders	$536	$(94)	$712	$176
Basic earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$1.08	$(0.33)	$1.69	$0.47
Discontinued operations	0.56	0.04	0.49	0.07
Total	$1.64	$(0.29)	$2.18	$0.54
Diluted earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	329	326	329	329
Continuing operations	$1.07	$(0.33)	$1.68	$0.47
Discontinued operations	0.56	0.04	0.49	0.07
Total	$1.63	$(0.29)	$2.17	$0.54
Dividends declared per common share	$0.355	$0.3375	$0.710	$0.6750

Edison International Reports Second Quarter 2014 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$190	$146
Receivables, less allowances of $67 and $66 for uncollectible accounts at respective dates	1,034	838
Accrued unbilled revenue	870	596
Inventory	277	256
Derivative assets	93	122
Regulatory assets	1,265	538
Deferred income taxes	389	421
Other current assets	433	395
Total current assets	4,551	3,312
Nuclear decommissioning trusts	4,740	4,494
Other investments	202	207
Total investments	4,942	4,701
Utility property, plant and equipment, less accumulated depreciation of $7,774 and $7,493 at respective dates	31,287	30,379
Nonutility property, plant and equipment, less accumulated depreciation of $77 and $74 at respective dates	77	76
Total property, plant and equipment	31,364	30,455
Derivative assets	217	251
Regulatory assets	7,345	7,241
Other long-term assets	445	686
Total long-term assets	8,007	8,178

Total assets	$48,864	$46,646

Edison International Reports Second Quarter 2014 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2014	December 31, 2013
LIABILITIES AND EQUITY
Short-term debt	$1,253	$209
Current portion of long-term debt	900	601
Accounts payable	1,306	1,407
Accrued taxes	127	358
Customer deposits	209	201
Derivative liabilities	144	152
Regulatory liabilities	826	767
Other current liabilities	1,008	1,186
Total current liabilities	5,773	4,881
Long-term debt	9,926	9,825
Deferred income taxes and credits	6,709	7,346
Derivative liabilities	1,051	1,042
Pensions and benefits	1,327	1,378
Asset retirement obligations	2,919	3,418
Regulatory liabilities	6,234	4,995
Other deferred credits and other long-term liabilities	2,522	2,070
Total deferred credits and other liabilities	20,762	20,249
Total liabilities	36,461	34,955
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,434	2,403
Accumulated other comprehensive loss	(13)	(13)
Retained earnings	7,960	7,548
Total Edison International's common shareholders' equity	10,381	9,938
Preferred and preference stock of utility	2,022	1,753
Total noncontrolling interests	2,022	1,753
Total equity	12,403	11,691

Total liabilities and equity	$48,864	$46,646

Edison International Reports Second Quarter 2014 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2014	2013
Cash flows from operating activities:
Net income	$768	$227
Less: Income from discontinued operations	162	24
Income from continuing operations	606	203
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	824	832
Regulatory impacts of net nuclear decommissioning trust earnings	78	161
Impairment and other charges	231	575
Deferred income taxes and investment tax credits	110	85
Other	46	45
EME settlement payments	(225)	—
Changes in operating assets and liabilities:
Receivables	(185)	(47)
Inventory	(21)	73
Accounts payable	116	88
Other current assets and liabilities	(392)	(393)
Derivative assets and liabilities, net	64	152
Regulatory assets and liabilities, net	(317)	(11)
Other noncurrent assets and liabilities	(332)	(502)
Net cash provided by operating activities	603	1,261
Cash flows from financing activities:
Long-term debt issued, net of premium, discount, and issuance costs of $4 and $6 at respective dates	396	394
Long-term debt matured or repurchased	(4)	(199)
Bonds remarketed, net	—	195
Preference stock issued, net	269	387
Preference stock redeemed	—	(400)
Short-term debt financing, net	1,043	678
Settlements of stock-based compensation, net	(51)	(37)
Dividends to noncontrolling interests	(54)	(52)
Dividends paid	(231)	(220)
Net cash provided by financing activities	1,368	746
Cash flows from investing activities:
Capital expenditures	(1,856)	(1,834)
Proceeds from sale of nuclear decommissioning trust investments	3,750	1,956
Purchases of nuclear decommissioning trust investments and other	(3,833)	(2,128)
Other	12	(23)
Net cash used by investing activities	(1,927)	(2,029)
Net increase (decrease) in cash and cash equivalents	44	(22)
Cash and cash equivalents at beginning of period	146	170
Cash and cash equivalents at end of period	$190	$148